Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastman Chemical Company of our report dated February 14, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Eastman Chemical Company's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 5, 2025